Exhibit 99.2

CERTIFICATION OF PERIODIC REPORT

I, Michael J. Lewis, Chief Financial Officer of Collectors Universe, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Sections 1350, that:

(1)
the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2002 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations for the Company.

September 27, 2002

/s/ MICHAEL J. LEWIS
Michael J. Lewis Chief Financial Officer